Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of VCG Holding Corp. (the “Company”) on Form 10-QSB for the period ended September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Troy H. Lowrie, Chairman of the Board and Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.	The Report is in full compliance with reporting requirements of Section 13(a) of the Securities Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company. and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Troy H. Lowrie
Troy H. Lowrie, Chairman of the Board and Chief Executive Officer

Dated: November 22, 2004